Exhibit 99.1
REXFORD INDUSTRIAL ANNOUNCES FIRST QUARTER 2021 FINANCIAL RESULTS

Los Angeles, California - April 21, 2021 - Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) focused on creating value by investing in and operating industrial properties in Southern California infill markets, today announced financial and operating results for the first quarter of 2021.

First Quarter 2021 Financial and Operational Highlights:
•Net income attributable to common stockholders of $24.9 million, or $0.19 per diluted share, as compared to $10.8 million, or $0.09 per diluted share, for the first quarter of 2020.
•Company share of Core FFO of $48.4 million, an increase of 28.9% as compared to the first quarter 2020.
•Company share of Core FFO per diluted share of $0.37, an increase of 12.1% as compared to the first quarter 2020.
•Consolidated Portfolio Net Operating Income (NOI) of $76.1 million, an increase of 28.1% as compared to the first quarter of 2020.
•Stabilized Same Property Portfolio GAAP NOI increased 6.8% and Stabilized Same Property Portfolio Cash NOI increased 8.2% as compared to the first quarter 2020.
•Stabilized Same Property Portfolio occupancy at quarter end of 98.6%.
•Comparable rental rates on 2.0 million rentable square feet of new and renewal leases were 47.1% higher than prior rents on a GAAP basis and 32.7% higher on a cash basis.
•Acquired 11 properties for an aggregate purchase price of $163.5 million and sold two properties for an aggregate sales price of $20.8 million.
•Executed at-the-market equity program (“ATM program”), selling approximately $196.9 million in common stock, of which $77.1 million was sold on a forward basis.
•Ended the quarter with a low-leverage balance sheet measured by a net debt-to-enterprise value ratio of 13.0%.

“Our first quarter results demonstrate the strength of Rexford’s operating platform and exceptional market fundamentals within the infill Southern California industrial market. Rexford achieved Core FFO growth of 29% for the first quarter, driven by robust leasing activity of nearly 2 million square feet at GAAP and cash releasing spreads of 47% and 33%, respectively,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “Our irreplaceable portfolio combined with our tenants’ need for well-located industrial space close to the end consumer drove same property NOI growth of 6.8% on a GAAP basis and 8.2% on a cash basis. We continue to maintain a best-in-class, low leverage balance sheet profile, completing the quarter with 13% net debt-to-enterprise value. Looking forward, we are excited at our favorable prospects to create shareholder value through the execution of our internal and external growth capabilities.”

Financial Results:

The Company reported net income attributable to common stockholders of $24.9 million, or $0.19 per diluted share, for the three months ended March 31, 2021, as compared to net income attributable to common stockholders of $10.8 million, or $0.09 per diluted share, for the three months ended March 31, 2020. Net income for the three months ended March 31, 2021 includes $10.9 million of gains on sale of real estate. There was no comparable gain on sale of real estate for the three months ended March 31, 2020.

For the three months ended March 31, 2021, Company share of Core FFO increased 28.9% year-over-year to $48.4 million, or $0.37 per diluted share of common stock, equal to a 12.1% increase, as compared to Company share of Core

FFO of $37.5 million, or $0.33 per diluted share of common stock, for the three months ended March 31, 2020. Amounts are adjusted for non-core expenses of $0.4 million for the three months ended March 31, 2021.

For the three months ended March 31, 2021, the Company’s consolidated portfolio NOI increased 28.1% compared to the three months ended March 31, 2020, and the Company’s consolidated portfolio Cash NOI increased 25.1% compared to the three months ended March 31, 2020.

For the three months ended March 31, 2021, the Company’s Stabilized Same Property Portfolio NOI increased 6.8% compared to the three months ended March 31, 2020, driven by a 6.0% increase in Stabilized Same Property Portfolio rental income and a 3.3% increase in Stabilized Same Property Portfolio expenses. Stabilized Same Property Portfolio Cash NOI increased 8.2% compared to the three months ended March 31, 2020.

Operating Results:

First quarter 2021 leasing activity demonstrates strong tenant demand fundamentals within Rexford’s target Southern California infill markets:

	Q1-2021 Leasing Activity
			Releasing Spreads
	# of Leases Executed	SF of Leasing	GAAP	Cash
New Leases	52	909,694	43.8%	26.7%
Renewal Leases	70	1,049,547	48.5%	35.4%
Total Leases	122	1,959,241	47.1%	32.7%

At March 31, 2021, the Company’s Stabilized Same Property Portfolio occupancy was 98.6%. At March 31, 2021, the Company’s consolidated portfolio, excluding value-add repositioning assets, was 98.3% occupied and 98.4% leased, and the Company’s consolidated portfolio, including value-add repositioning assets, was 95.8% occupied and 96.1% leased.

Transaction Activity:

During the first quarter of 2021, the Company completed nine acquisitions representing 11 properties and totaling 741,952 square feet for an aggregate purchase price of $163.5 million. Additionally, the Company sold two properties for an aggregate sales price of $20.8 million.

Subsequent to the first quarter of 2021, the Company acquired a 5.2 acre redevelopment site and a 2.8 acre industrial outdoor storage site for an aggregate purchase price of $27.9 million.

Balance Sheet:
The Company ended the first quarter with $701.0 million in liquidity, including $123.9 million in cash on hand, $500 million available under its unsecured revolving credit facility and an estimated $77.1 million of forward equity proceeds to be settled prior to second quarter 2022. As of March 31, 2021, the Company had $1.2 billion of outstanding debt, with an average interest rate of 3.06% and an average term-to-maturity of 6.4 years. The Company has no debt maturities until 2023.

During the first quarter, the Company executed its ATM program, selling 3,930,903 shares of common stock at a weighted average share price of $50.10 per share, or $196.9 million of common stock, as follows:
•Issued 2,415,386 shares of common stock at an average price of $49.61 per share, receiving proceeds of approximately $119.8 million before issuance costs.
•Sold 1,515,517 shares of common stock that are subject to forward sale agreements at an average price of $50.88 per share. The Company will settle these forward sale agreements prior to second quarter 2022 and receive proceeds of approximately $77.1 million before issuance costs and adjustments under the forward sale agreements.
As of March 31, 2021, the ATM program had approximately $523.7 million of remaining capacity.

Dividends:

On April 19, 2021, the Company’s Board of Directors declared a dividend in the amount of $0.24 per share for the second quarter of 2021, payable in cash on July 15, 2021, to common stockholders and common unit holders of record as of June 30, 2021.

On April 19, 2021, the Company’s Board of Directors declared a quarterly dividend of $0.367188 per share of its Series A Cumulative Redeemable Preferred Stock, a quarterly dividend of $0.367188 per share of its Series B Cumulative Redeemable Preferred Stock and a quarterly dividend of $0.351563 per share of its Series C Cumulative Redeemable Preferred Stock, in each case, payable in cash on June 30, 2021, to preferred stockholders of record as of June 15, 2021.

COVID-19 Collections Update

Through April 19, 2021, the Company collected 98.2% of contractual first quarter billings, which includes contractual base rent (including COVID-19 deferral billings) and tenant reimbursements charged to tenants.

As of March 31, 2021, the Company had 1,508 leases representing in-place annualized base rent (“ABR”) of $321.1 million. As of March 31, 2021, the Company had outstanding COVID-19 related deferrals of $676,000, or 0.2% of ABR, of which $535,000 will be charged to tenants through December 2021.

Guidance

The Company is revising its full year 2021 guidance as follows:

2021 Outlook (1)	2021 Updated Guidance	Initial Guidance
Net Income Attributable to Common Stockholders per diluted share	$0.48 - $0.51	$0.40 - $0.43
Company share of Core FFO per diluted share	$1.41 - $1.44	$1.40 - $1.43
Stabilized Same Property Portfolio NOI Growth - GAAP	3.75% - 4.75%	3.0% - 4.0%
Stabilized Same Property Portfolio NOI Growth - Cash	6.75% - 7.75%	6.0% - 7.0%
Average 2021 Stabilized Same Property Portfolio Occupancy (Full Year)	97.25% - 97.75%	97.0% - 97.5%
General and Administrative Expenses (2)	$44.5M - $45.5M	$44.5M - $45.5M
Net Interest Expense	$36.0M - $36.5M	$36.0M - $36.5M
(1)2021 Guidance represents the in-place portfolio as of April 21, 2021, and does not include any assumptions for prospective acquisitions, dispositions or balance sheet activities that have not closed.
(2)2021 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $16.6 million. Non-cash equity compensation includes restricted stock, time-based LTIP units and performance units that are tied to the Company's overall performance and may or may not be realized based on actual results.

The Core FFO guidance refers only to the Company’s in-place portfolio as of April 21, 2021, and does not include any assumptions for other acquisitions, dispositions or balance sheet activities that have not closed. A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, the duration and severity of the impact of the COVID-19 pandemic, interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Supplemental Information:

Details regarding these results can be found in the Company’s supplemental information package available on the Company’s investor relations website at www.ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Thursday, April 22, 2021, at 1:00 p.m. Eastern Time to review first quarter results, discuss recent events and conduct a question-and-answer period. The live webcast will be available on the Company’s investor relations website at ir.rexfordindustrial.com.

To Participate in the Telephone Conference Call:
Dial in at least 5 minutes prior to start time:
Domestic: 1-877-407-0789
International: 1-201-689-8562

Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Pass code: 13718156
The playback can be accessed through May 22, 2021.

About Rexford Industrial:

Rexford Industrial, a real estate investment trust focused on owning and operating industrial properties throughout Southern California infill markets, owns 259 properties with approximately 32.2 million rentable square feet and manages an additional 20 properties with approximately 1.0 million rentable square feet.
For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and other filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (or losses) from sales of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. These adjustments consist of (i) acquisition expenses, (ii) loss on extinguishment of debt, (iii) the amortization of the loss on termination of interest rate swap and (iv) other amounts as they may occur. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company’s operating results. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of FFO to Core FFO is set forth below.

Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance:

The following is a reconciliation of the Company’s 2021 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.

	2021 Estimate
	Low	High
Net income attributable to common stockholders	$0.48	$0.51
Company share of depreciation and amortization	1.01	1.01
Company share of gains on sale of real estate	(0.08)	(0.08)
Company share of Core FFO	$1.41	$1.44

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as rental income from real estate operations less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have a real economic effect and could materially impact our results from operations), the utility of

NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Stabilized Same Property Portfolio. A calculation of NOI for our Stabilized Same Property Portfolio, as well as a reconciliation of net income to NOI for our Stabilized Same Property Portfolio, is set forth below.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI: (i) fair value lease revenue and (ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Stabilized Same Property Portfolio. A calculation of Cash NOI for our Stabilized Same Property Portfolio, as well as a reconciliation of net income to Cash NOI for our Stabilized Same Property Portfolio, is set forth below.

Stabilized Same Property Portfolio:

Our 2021 Stabilized Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2020 through March 31, 2021, and excludes properties that were acquired or sold during the period from January 1, 2020 through March 31, 2021, and properties acquired prior to January 1, 2020, that were classified as current or future repositioning, redevelopment or lease-up during 2020 or 2021 (unless otherwise noted), which we believe significantly affected the properties’ results during the comparative periods. As of March 31, 2021, our 2021 Stabilized Same Property Portfolio consists of 195 properties aggregating 24,720,199 rentable square feet.

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing. We consider a repositioning property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning construction work.

Net Debt to Enterprise Value: At March 31, 2021, we had consolidated indebtedness of $1.2 billion, reflecting a net debt to enterprise value of approximately 13.0%. Our enterprise value is defined as the sum of the liquidation preference of our outstanding preferred stock and preferred units plus the market value of our common stock excluding shares of nonvested restricted stock, plus the aggregate value of common units not owned by us, plus the value of our net debt.  Our net debt is defined as our consolidated indebtedness less cash and cash equivalents.

In-Place Annualized Base Rent (ABR): Calculated as the monthly contractual base rent (before rent abatements) per the terms of the lease, as of March 31, 2021, multiplied by 12. Includes leases that have commenced as of March 31, 2021 or leases where tenant has taken early possession of space as of March 31, 2021. Excludes tenant reimbursements.

Contact:
Investor Relations:

Kosta Karmaniolas
310-691-5475
kkarmaniolas@rexfordindustrial.com

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	March 31, 2021	December 31, 2020
	(unaudited)
ASSETS
Land	$2,769,614	$2,636,816
Buildings and improvements	2,244,948	2,201,187
Tenant improvements	86,245	84,462
Furniture, fixtures, and equipment	132	132
Construction in progress	35,083	25,358
Total real estate held for investment	5,136,022	4,947,955
Accumulated depreciation	(401,122)	(375,423)
Investments in real estate, net	4,734,900	4,572,532
Cash and cash equivalents	123,933	176,293
Restricted cash	47	1,230
Rents and other receivables, net	7,737	10,208
Deferred rent receivable, net	45,093	40,893
Deferred leasing costs, net	26,039	23,148
Deferred loan costs, net	2,060	2,240
Acquired lease intangible assets, net	87,587	92,172
Acquired indefinite-lived intangible	5,156	5,156
Other assets	27,272	14,390
Acquisition related deposits	10,075	4,067
Assets associated with real estate held for sale, net	—	8,845
Total Assets	$5,069,899	$4,951,174
LIABILITIES & EQUITY
Liabilities
Notes payable	$1,219,425	$1,216,160
Interest rate swap liability	14,081	17,580
Accounts payable, accrued expenses and other liabilities	41,871	45,384
Dividends payable	33,813	29,747
Acquired lease intangible liabilities, net	66,883	67,256
Tenant security deposits	34,367	31,602
Prepaid rents	11,241	12,660
Liabilities associated with real estate held for sale	—	193
Total Liabilities	1,421,681	1,420,582
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value per share, 10,050,000 shares authorized, at March 31, 2021 and December 31, 2020
5.875% series A cumulative redeemable preferred stock, 3,600,000 shares outstanding at March 31, 2021 and December 31, 2020 ($90,000 liquidation preference)	86,651	86,651
5.875% series B cumulative redeemable preferred stock, 3,000,000 shares outstanding at March 31, 2021 and December 31, 2020 ($75,000 liquidation preference)	72,443	72,443
5.625% series C cumulative redeemable preferred stock, 3,450,000 shares outstanding at March 31, 2021 and December 31, 2020 ($86,250 liquidation preference)	83,233	83,233
Common Stock, $0.01 par value per share, 489,950,000 authorized and 133,897,360 and 131,426,038 shares outstanding at March 31, 2021 and December 31, 2020, respectively	1,338	1,313
Additional paid in capital	3,300,333	3,182,599
Cumulative distributions in excess of earnings	(170,487)	(163,389)
Accumulated other comprehensive income	(13,996)	(17,709)
Total stockholders’ equity	3,359,515	3,245,141
Noncontrolling interests	288,703	285,451
Total Equity	3,648,218	3,530,592
Total Liabilities and Equity	$5,069,899	$4,951,174

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
REVENUES
Rental income	$99,644	$77,490
Management, leasing and development services	105	93
Interest income	14	97
TOTAL REVENUES	99,763	77,680
OPERATING EXPENSES
Property expenses	23,575	18,114
General and administrative	11,480	9,317
Depreciation and amortization	35,144	27,523
TOTAL OPERATING EXPENSES	70,199	54,954
OTHER EXPENSES
Acquisition expenses	29	5
Interest expense	9,752	7,449
TOTAL EXPENSES	79,980	62,408
Gains on sale of real estate	10,860	—
NET INCOME	30,643	15,272
Less: net income attributable to noncontrolling interest	(1,969)	(717)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	28,674	14,555
Less: preferred stock dividends	(3,636)	(3,636)
Less: earnings attributable to participating securities	(141)	(131)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$24,897	$10,788
Net income attributable to common stockholders per share – basic	$0.19	$0.09
Net income attributable to common stockholders per share – diluted	$0.19	$0.09
Weighted-average shares of common stock outstanding – basic	131,613	114,054
Weighted-average shares of common stock outstanding – diluted	131,759	114,314

Rexford Industrial Realty, Inc.
Stabilized Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Stabilized Same Property Portfolio Occupancy:
	March 31,
	2021	2020	Change (basis points)
Weighted Average Occupancy:(1)
Los Angeles County	98.9%	98.7%	20 bps
Orange County	99.3%	98.3%	100 bps
San Bernardino County	99.4%	97.6%	180 bps
San Diego County	96.7%	96.3%	40 bps
Ventura County	94.6%	96.5%	(190) bps
Total Portfolio Weighted Average Occupancy	98.4%	98.0%	40 bps

Ending Occupancy:	98.6%	98.0%	60 bps
(1)Calculated by averaging the occupancy rate at the end of each month in 1Q-2021 and December 2020 (for 1Q-2021) and the end of each month in 1Q-2020 and December 2019 (for 1Q-2020).

Stabilized Same Property Portfolio NOI and Cash NOI:

	Three Months Ended March 31,
	2021	2020	$ Change	% Change
Rental income	$77,348	$72,966	$4,382	6.0%
Property expenses	17,354	16,796	558	3.3%
Stabilized Same Property Portfolio NOI	$59,994	$56,170	$3,824	6.8%
Straight line rental revenue adjustment	(1,756)	(1,680)	(76)	4.5%
Amortization of above/below market lease intangibles	(1,502)	(2,072)	570	(27.5)%
Stabilized Same Property Portfolio Cash NOI	$56,736	$52,418	$4,318	8.2%

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to NOI, Stabilized Same Property Portfolio NOI and
Stabilized Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended March 31,
	2021	2020
Net income	$30,643	$15,272
Add:
General and administrative	11,480	9,317
Depreciation and amortization	35,144	27,523
Acquisition expenses	29	5
Interest expense	9,752	7,449
Deduct:
Management, leasing and development services	105	93
Interest income	14	97
Gain on sale of real estate	10,860	—
Net operating income (NOI)	$76,069	$59,376
Non-Stabilized Same Property Portfolio rental income	(22,296)	(4,524)
Non-Stabilized Same Property Portfolio property expenses	6,221	1,318
Stabilized Same Property Portfolio NOI	$59,994	$56,170
Straight line rental revenue adjustment	(1,756)	(1,680)
Amortization of above/below market lease intangibles	(1,502)	(2,072)
Stabilized Same Property Portfolio Cash NOI	$56,736	$52,418

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Net income	$30,643	$15,272
Add:
Depreciation and amortization	35,144	27,523
Deduct:
Gain on sale of real estate	10,860	—
Funds From Operations (FFO)	$54,927	$42,795
Less: preferred stock dividends	(3,636)	(3,636)
Less: FFO attributable to noncontrolling interest(1)	(3,134)	(1,450)
Less: FFO attributable to participating securities(2)	(209)	(195)
Company share of FFO	$47,948	$37,514

Company Share of FFO per common share – basic	$0.36	$0.33
Company Share of FFO per common share – diluted	$0.36	$0.33

FFO	$54,927	$42,795
Adjust:
Acquisition expenses	29	5
Amortization of loss on termination of interest rate swap	410	—
Core FFO	$55,366	$42,800
Less: preferred stock dividends	(3,636)	(3,636)
Less: Core FFO attributable to noncontrolling interest(1)	(3,155)	(1,450)
Less: Core FFO attributable to participating securities(2)	(211)	(195)
Company share of Core FFO	$48,364	$37,519

Company share of Core FFO per common share – basic	$0.37	$0.33
Company share of Core FFO per common share – diluted	$0.37	$0.33

Weighted-average shares of common stock outstanding – basic	131,613	114,054
Weighted-average shares of common stock outstanding – diluted	131,759	114,314
(1)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1 & 2 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company.
(2)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.